UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

U.S. REALTEL, INC

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Piedmont Center, Suite 100, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 404-869-2500

SIGNATURES
EX-99.1 PRESS RELEASE DATED MARCH 15, 2004
PRESS RELEASE DATED 3/15/04

Item 5. Other Events

On March 15, 2004, U. S. RealTel, Inc. announced the appointment of Gregory P. McGraw to the additional position of acting Chief Executive Officer. Mr. McGraw is replacing Charles B. McNamee, former Chief Executive Officer and Director, who is leaving the company to pursue other interests.

Mr. McGraw, who has been serving as President and Chief Operating Officer of U.S. RealTel, Inc., Cypress Communications, Inc., and its subsidiaries since February 2002, will assume the additional responsibilities as Chief Executive Officer until a successor is named.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 15, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RealTel, Inc.
/s/ Gregory P. McGraw

Date: March 15, 2004	By: Gregory P. McGraw Title: Acting Chief Executive Officer, President & Chief Operating Officer